SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                        Date of Report: December 13, 2000
                        (Date of earliest event reported)

                           XECHEM INTERNATIONAL, INC.
             (Exact name of registrant as specified in the charter)

           Delaware                     0-23788                   32-3284403
(State or other jurisdiction     (Commission File No.)          (IRS Employer
       of incorporation)                                     Identification No.)

                    100 Jersey Avenue, Building B, Suite 310
                      New Brunswick, New Jersey 08901-3279
                    (Address of Principal Executive Offices)

                                 (732) 247-3300
               Registrant's telephone number including area code)

          (Former name or former address, if changed since last report)

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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     On December 6, 2000, Xechem International, Inc. (the "Registrant") announced that it had decided to terminate its relationship with its independent accountants, Wiss and Company, LLP, and had engaged Grant Thornton, LLP as the Registrant's independent accountants to audit and report on the Registrant's annual financial statements for the year ending December 31, 2000. The Audit Committee of the Registrant approved this decision. Over the last two years, the report of Wiss & Company, LLP contained a statement that there were doubts about the ability of the Registrant to continue as a going concern. The Company disagreed with Wiss & Company's requirement to use quoted market value (where there was no objective evidence of fair value) in valuing stock issued to employees. Further, it disagreed with Wiss & Company to value shares issued to consultants at fair value. The Company had originally used par value but ultimately accepted Wiss' position. These matters were discussed on July 7, 2000 with the Audit Committee. Except for these valuations, at no time during the Registrant's two most recent years, and any subsequent interim period before retaining Grant Thornton, LLP, did Registrant have any disagreements with Wiss and Company, LLP concerning accounting principles or practices, financial statement disclosure or auditing scope or procedure. At no time during the Registrant's two most recent fiscal years, and any subsequent interim period prior to engaging Grant Thornton, LLP, did the Registrant consult Grant Thornton, LLP regarding: (i) either: the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements; or (ii) any matter that was either the subject of a disagreement as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions or a reportable event described in paragraph 304(a)(1)(v). At no time during the Registrant's two most recent fiscal years and the interim period through December 6, 2000 were there any reportable events with Wiss and Company, LLP, as described in
Item 304(a)(1)(v) of Regulation S-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (b)(i) Letter from Wiss and Company, LLP

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        XECHEM INTERNATIONAL, INC.

Dated:  December 13, 2000               By: /s/ Dr. Ramesh C. Pandey
                                            -----------------------------
                                        Its: President and Chairman of the
                                             Board of Directors

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